Exhibit 99.1

EASTERLY GOVERNMENT PROPERTIES

REPORTS FIRST QUARTER 2021 RESULTS

WASHINGTON, D.C. – May 4, 2021 – Easterly Government Properties, Inc. (NYSE: DEA) (the “Company” or “Easterly”), a fully integrated real estate investment trust (“REIT”) focused primarily on the acquisition, development and management of Class A commercial properties leased to the U.S. Government, today announced its results of operations for the quarter ended March 31, 2021.

Highlights for the Quarter Ended March 31, 2021:

•	Net income of $7.9 million, or $0.09 per share on a fully diluted basis
•	FFO of $30.2 million, or $0.33 per share on a fully diluted basis
•	FFO, as Adjusted of $28.3 million, or $0.31 per share on a fully diluted basis
•	CAD of $24.4 million
•

Acquired a 176,550-square foot mission critical LEED Certified portfolio comprised of a Federal Bureau of Investigation (FBI) field office in Knoxville, Tennessee (“FBI - Knoxville"), a U.S. Attorney’s Office (USAO) facility in Louisville, Kentucky (“USAO - Louisville"), and a U.S. Immigration and Customs Enforcement (ICE) office in Louisville, Kentucky (“ICE - Louisville")

•

Issued 1,556,824 shares of the Company's common stock through the Company's $300.0 million ATM Program (the “December 2019 ATM Program”) at a net weighted average price of $25.69 per share, raising net proceeds to the Company of approximately $40.0 million. All shares issued in the quarter ended March 31, 2021 were issued in settlement of certain forward sales transactions entered into in prior quarters

•

Expects to receive, as of the date of this release, net proceeds of approximately $72.1 million from the sale of 2,949,697 shares of the Company’s common stock that have not yet been settled under its $200.0 million ATM Program (the “March 2019 ATM Program”) and December 2019 ATM Program, assuming these forward sales transactions are physically settled in full using a net weighted average initial forward sales price of $24.43 per share

“Easterly continues to drive significant growth through the acquisition, development and re-leasing of Class A mission critical facilities leased to the U.S. Federal Government,” said William C. Trimble, III, Easterly’s Chief Executive Officer. “The longevity and stability of future cash flows backed by the full faith and credit of the U.S. Government serves as a strong anchor to windward while still achieving meaningful results for our shareholders.”

Portfolio Operations

As of March 31, 2021, the Company wholly owned 82 operating properties in the United States encompassing approximately 7.5 million leased square feet, including 80 operating properties that were leased primarily to U.S. Government tenant agencies and two operating properties that were entirely leased to private tenants. In addition, the Company wholly owned one property under re-development that the Company expects will encompass approximately 0.2 million rentable square feet upon completion. The re-development project, located in Atlanta, Georgia, is currently in design and, once complete, a 20-year lease with the General Services Administration (GSA) is expected to commence for the beneficial use of the FDA. As of March 31,

2021, the portfolio had a weighted average age of 13.4 years, based upon the date the property was built or renovated-to-suit and had a weighted average remaining lease term of 8.6 years.

Acquisitions

On March 17, 2021, the Company acquired a 176,550-square foot mission critical LEED Certified portfolio comprised of three assets, FBI - Knoxville, USAO - Louisville and ICE - Louisville.

•

FBI - Knoxville is a 99,130 leased square foot LEED Certified, built-to-suit property completed in 2010 and leased until August 2025 for an initial 15-year firm term. FBI - Knoxville’s geographic reach spans 41 counties and includes oversight of three FBI resident agencies located throughout the state of Tennessee. The property possesses a number of security features including reinforced fencing, a visitor screening facility and secondary entrance guard booth, vehicle barriers and a secured parking garage, ballistic glass windows and redundant power systems.

•

USAO - Louisville is a 60,000 leased square foot built-to-suit property completed in 2011 and leased through December 2031 by the GSA on behalf of the US Attorney for the Western District of Kentucky, which serves as the main US Attorney office for this District. USAO - Louisville, located directly across the street from the Gene Snyder U.S. Federal Courthouse, houses the U.S. Attorney’s Office for the Western District of Kentucky. The LEED Silver facility has security features including perimeter fencing, controlled access, bollards, paned security windows, secure garage parking and separate exterior parking for visitors.

•

ICE - Louisville is a LEED Silver, built-to-suit office facility completed in 2011 and leased through May 2021 to the GSA on behalf of ICE. The 17,420 leased square foot office helps with the agency’s core mission of criminal and civil enforcement of federal laws governing border control, customs, trade and immigration. The facility features secure perimeter fencing, secure parking, redundant power and an underground vault.

Balance Sheet and Capital Markets Activity

As of March 31, 2021, the Company had total indebtedness of approximately $1.0 billion comprised of $109.0 million outstanding on its revolving credit facility, $100.0 million outstanding on its 2016 term loan facility, $150.0 million outstanding on its 2018 term loan facility, $450.0 million of senior unsecured notes, and $203.3 million of mortgage debt (excluding unamortized premiums and discounts and deferred financing fees). At March 31, 2021, Easterly’s outstanding debt had a weighted average maturity of 6.2 years and a weighted average interest rate of 3.5%. As of March 31, 2021, Easterly’s Net Debt to total enterprise value was 34.0% and its Adjusted Net Debt to annualized quarterly pro forma EBITDA ratio was 6.2x.

During the quarter ended March 31, 2021, the Company issued 1,556,824 shares of the Company's common stock through the Company's December 2019 ATM Program at a net weighted average price of $25.69 per share, raising net proceeds to the Company of approximately $40.0 million. All shares issued in the quarter ended March 31, 2021 were issued in settlement of certain forward sales transactions entered into in prior quarters.

Dividend

On April 29, 2021, the Board of Directors of Easterly approved a cash dividend for the first quarter of 2021 in the amount of $0.26 per common share. The dividend will be payable May 26, 2021 to shareholders of record on May 14, 2021.

Subsequent Events

On April 22, 2021, the Company acquired a 43,600 leased square foot USAO facility in Springfield, Illinois (“USAO - Springfield"). This 100% leased facility was constructed in 2002 and leased to the GSA on behalf of the USAO pursuant to a 20-year lease, which does not expire until March 2038. Conveniently located on the same block as the United States District Courthouse, USAO - Springfield serves as the headquarters for the USAO’s Central Division of Illinois with subordinate staffed offices in Peoria, Rock Island and Urbana. The district includes 46 of the 102 counties within the State of Illinois.

Guidance

Outlook for the 12 Months Ending December 31, 2021

The Company is maintaining its guidance for 2021 FFO per share on a fully diluted basis in a range of $1.28 - $1.30.

	Low	High
Net income (loss) per share – fully diluted basis	$0.28	0.30
Plus: real estate depreciation and amortization	$1.00	1.00
FFO per share – fully diluted basis	$1.28	1.30

This guidance assumes $200 million of acquisitions and $25 million of gross development-related investment during 2021.

This guidance is forward-looking and reflects management's view of current and future market conditions. The Company's actual results may differ materially from this guidance.

Non-GAAP Supplemental Financial Measures

This section contains definitions of certain non-GAAP financial measures and other terms that the Company uses in this press release and, where applicable, the reasons why management believes these non-GAAP financial measures provide useful information to investors about the Company’s financial condition and results of operations and the other purposes for which management uses the measures. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. Additional detail can be found in the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as other documents filed with or furnished to the Securities and Exchange Commission from time to time.

Cash Available for Distribution (CAD) is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is calculated in accordance with the current Nareit definition as FFO minus normalized recurring real estate-related expenditures and other non-cash items and nonrecurring expenditures. CAD is presented solely as a supplemental disclosure because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.

EBITDA is calculated as the sum of net income (loss) before interest expense, taxes, depreciation and amortization. EBITDA is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP, is not indicative of operating income or cash provided by operating activities as determined under GAAP and may be presented on a pro forma basis. EBITDA is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company's ability to service or incur debt. Because all companies do not calculate EBITDA the same way, the presentation of EBITDA may not be comparable to similarly titled measures of other companies.

Funds From Operations (FFO) is defined, in accordance with the Nareit FFO White Paper - 2018 Restatement, as net income (loss), calculated in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors.

Funds From Operations, as Adjusted (FFO, as Adjusted) adjusts FFO to present an alternative measure of the Company’s operating performance, which, when applicable, excludes the impact of acquisition costs, straight-line rent, amortization of above-/below-market leases, amortization of deferred revenue (which results from landlord assets funded by tenants), non-cash interest expense, non-cash compensation, depreciation of non-real estate assets and other non-cash items. By excluding these income and expense items from FFO, as Adjusted, the Company believes it provides useful information as these items have no cash impact. In addition, by excluding acquisition related costs the Company believes FFO, as Adjusted provides useful information that is comparable across periods and more accurately reflects the operating performance of the Company’s properties. Certain prior year amounts have been updated to conform to the current year FFO, as Adjusted definition.

Net Debt and Adjusted Net Debt. Net Debt represents consolidated debt (reported in accordance with GAAP) adjusted to exclude unamortized premiums and discounts and deferred financing fees, less cash and cash equivalents. By excluding these items, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. The Company believes this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding its financial condition. Adjusted Net Debt is Net Debt reduced by 1) for each project under construction or in design, the lesser of i) outstanding lump-sum reimbursement amounts and ii) the cost to date, 2) 40% times the amount by which the cost to date exceeds total lump-sum reimbursement amounts for each project under construction or in design and 3) outstanding lump-sum reimbursement amounts for projects previously completed. These adjustments are made to 1) remove the estimated portion of each project under construction, in design or previously completed that has been financed with debt which may be repaid with outstanding cost reimbursement payments from the US Government and 2) remove the estimated portion of each project under construction or in design, in excess of total lump-sum reimbursements, that has been financed with debt but has not yet produced earnings. See page 20 of the Company’s Q1 2021 Supplemental Information Package for further information. The Company's method of calculating Net Debt and Adjusted Net Debt may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

Other Definitions

Fully diluted basis assumes the exchange of all outstanding common units representing limited partnership interests in the Company’s operating partnership, the full vesting of all shares of restricted stock, and the exchange of all earned and vested LTIP units in the Company’s operating partnership for shares of common stock on a one-for-one basis, which is not the same as the meaning of “fully diluted” under GAAP.

Conference Call Information

The Company will host a webcast and conference call at 10:00 a.m. Eastern time on May 4, 2021 to review the first quarter 2021 performance, discuss recent events and conduct a question-and-answer session. The number to call is 1-877-705-6003 (domestic) and 1-201-493-6725 (international). A live webcast will be available in the Investor Relations section of the Company’s website.  A replay of the conference call will be available through May 18, 2021 by dialing 844-512-2921 (domestic) and 1-412-317-6671 (international) and entering the passcode 13718743. Please note that the full text of the press release and supplemental information package are available through the Company’s website at ir.easterlyreit.com.

About Easterly Government Properties, Inc.

Easterly Government Properties, Inc. (NYSE:DEA) is based in Washington, D.C., and focuses primarily on the acquisition, development and management of Class A commercial properties that are leased to the U.S. Government. Easterly’s experienced management team brings specialized insight into the strategy and needs of mission-critical U.S. Government agencies for properties leased to such agencies either directly or through the U.S. General Services Administration (GSA). For further information on the company and its properties, please visit www.easterlyreit.com.

Contact:

Easterly Government Properties, Inc.

Lindsay S. Winterhalter

Vice President, Investor Relations & Operations

202-596-3947

ir@easterlyreit.com

Forward Looking Statements

We make statements in this press release that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and include our guidance with respect to Net income (loss) and FFO per share on a fully diluted basis.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement in this press release for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made.  Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.  Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: risks associated with our dependence on the U.S. Government and its agencies for substantially all of our revenues; risks associated with ownership and development of real estate; the risk of decreased rental rates or increased vacancy rates; loss of key personnel; the continuing adverse impact of the novel coronavirus (COVID-19) on the U.S., regional and global economies and on our financial condition and results of operations; general volatility of the capital and credit markets and the market price of our common stock; the risk we may lose one or more major tenants; difficulties in completing and successfully integrating acquisitions; failure of acquisitions or development projects to occur at anticipated levels or to yield anticipated results; risks associated with actual or threatened terrorist attacks; intense competition in the real estate market that may limit our ability to attract or retain tenants or re-lease space; insufficient amounts of insurance or exposure to events that are either uninsured or underinsured; uncertainties and risks related to adverse weather conditions, natural disasters and climate change; exposure to liability relating to environmental and health and safety matters; limited ability to dispose of assets because of the relative illiquidity of real estate investments and the nature of our assets; exposure to litigation or other claims; risks associated with breaches of our data security; risks associated with our indebtedness; and other risks and uncertainties detailed in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on February 24, 2021 and under the heading “Risk Factors” in our other public filings.  In addition, our anticipated qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership.  We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.

Balance Sheet

(Unaudited, in thousands, except share amounts)

	March 31, 2021	December 31, 2020
Assets
Real estate properties, net	$2,255,241	$2,208,661
Cash and cash equivalents	6,323	8,465
Restricted cash	6,816	6,204
Tenant accounts receivable	45,746	45,077
Intangible assets, net	162,351	163,387
Prepaid expenses and other assets	31,126	25,746
Total assets	$2,507,603	$2,457,540

Liabilities
Revolving credit facility	109,000	79,250
Term loan facilities, net	249,057	248,966
Notes payable, net	447,234	447,171
Mortgage notes payable, net	201,963	202,871
Intangible liabilities, net	23,738	25,406
Deferred revenue	92,118	92,576
Interest rate swaps	10,943	12,781
Accounts payable, accrued expenses, and other liabilities	46,756	48,549
Total liabilities	1,180,809	1,157,570

Equity
Common stock, par value $0.01, 200,000,000 shares authorized,
83,856,953 and 82,106,256 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively.	839	821
Additional paid-in capital	1,464,014	1,424,787
Retained earnings	38,956	31,965
Cumulative dividends	(313,007)	(291,652)
Accumulated other comprehensive loss	(9,741)	(11,351)
Total stockholders' equity	1,181,061	1,154,570
Non-controlling interest in Operating Partnership	145,733	145,400
Total equity	1,326,794	1,299,970
Total liabilities and equity	$2,507,603	$2,457,540

Income Statement

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended
	March 31, 2021	March 31, 2020
Revenues
Rental income	$64,179	$56,583
Tenant reimbursements	320	1,152
Other income	502	483
Total revenues	65,001	58,218

Expenses
Property operating	12,094	11,258
Real estate taxes	7,286	6,562
Depreciation and amortization	22,325	23,556
Acquisition costs	487	538
Corporate general and administrative	5,808	5,483
Total expenses	48,000	47,397

Other expense
Interest expense, net	(9,121)	(8,903)
Net income	7,880	1,918

Non-controlling interest in Operating Partnership	(889)	(221)
Net income available to Easterly Government
Properties, Inc.	$6,991	$1,697

Net income available to Easterly Government
Properties, Inc. per share:
Basic	$0.08	$0.02
Diluted	$0.08	$0.02

Weighted-average common shares outstanding:
Basic	82,120,353	74,892,711
Diluted	82,596,597	75,616,233

Net income, per share - fully diluted basis	$0.09	$0.02

Weighted average common shares outstanding -
fully diluted basis	92,649,090	84,735,095

EBITDA, FFO and CAD

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended
	March 31, 2021	March 31, 2020
Net income	$7,880	$1,918
Depreciation and amortization	22,325	23,556
Interest expense	9,121	8,903
Tax expense	134	89
EBITDA	$39,460	$34,466

Pro forma adjustments(1)	897	595
Pro forma EBITDA	$40,357	$35,061

Net income	$7,880	$1,918
Depreciation of real estate assets	22,318	23,556
FFO	$30,198	$25,474
Adjustments to FFO:
Acquisition costs	487	538
Straight-line rent and other non-cash adjustments	(1,413)	(709)
Amortization of above-/below-market leases	(1,286)	(1,521)
Amortization of deferred revenue	(1,421)	(697)
Non-cash interest expense	363	358
Non-cash compensation	1,334	1,000
Depreciation of non-real estate assets	7	-
FFO, as Adjusted	$28,269	$24,443

FFO, per share - fully diluted basis	$0.33	$0.30
FFO, as Adjusted, per share - fully diluted basis	$0.31	$0.29

FFO, as Adjusted	$28,269	$24,443
Acquisition costs	(487)	(538)
Principal amortization	(940)	(870)
Maintenance capital expenditures	(1,250)	(877)
Contractual tenant improvements	(1,162)	(325)
Cash Available for Distribution (CAD)	$24,430	$21,833

Weighted average common shares outstanding -
fully diluted basis	92,649,090	84,735,095

1 Pro forma assuming a full quarter of operations from the three properties acquired in the first quarter of 2021.

Net Debt and Adjusted Net Debt

(Unaudited, in thousands)

March 31, 2021
Total Debt(1)	$1,012,251
Less: cash and cash equivalents	(6,323)
Net Debt	$1,005,928
Less: adjustment for development projects(2)	(11,417)
Adjusted Net Debt	$994,511

1 Excludes unamortized premiums / discounts and deferred financing fees.

2 See definition of Adjusted Net Debt on Page 4.